Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to the requirement set forth in Rule 13(a)-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), the undersigned officer of ImmunoCellular Therapeutics, Ltd. (the “Company”) hereby certifies that, to the best of his knowledge:

1.

The Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2013	By:	/s/ Andrew Gengos
		Name:	Andrew Gengos
		Title:	President and Chief Executive Officer